Kendle on the move

Kendle

Kendle (Nasdaq: KNDL) is among the world's leading global clinical research organizations. We deliver innovative and robust clinical development solutions – from first-in-human studies through market launch and surveillance – to help the world's biopharmaceutical companies maximize product life cycles and grow market share. With the expertise of our 1,700 associates worldwide, we have conducted clinical trials or provided regulatory, pharmacovigilance and validation services in 70 countries.

Kendle competes in the Phase I–IV market, which is valued at approximately $5.6 billion in 2005. Our core competencies include Kendle Clinical Development (Phase I–III), Kendle Regulatory Affairs, Kendle Biometrics and Kendle Late Phase. We provide unique advantages to customers through our expertise in these four areas.



Kendle Clinical Development

The global drug development environment is changing. More rigorous testing in response to growing regulatory and legal pressures, increased outsourcing penetration and a broader market are all factors combining to create significant growth opportunities for CROs. Analysts predict that the outsourced Phase II/III market will grow at a steady compound annual growth rate (CAGR) of 12.5 percent to $3.5 billion in 2008. The Phase I market is projected to grow at an even higher CAGR of 14.6 percent to $1.2 billion in 2008.

Kendle has more than 20 years of experience in clinical development. Every year we deliver hundreds of large international and national Phase I–III projects for our customers, leveraging innovative patient access programs with the benefit of strong therapeutic expertise, particularly in the fields of oncology and central nervous system (CNS). Our global capability ensures we are well positioned to capitalize on the predicted market growth and to continue to build our share in Phase I–III clinical development.

Global patient access and project delivery

Patient access is among the key challenges to delivery of global Phase III programs for our customers. To meet this challenge, we have established capabilities in most major markets around the world. Our focus has been to increase our presence in emerging regions where there are large, concentrated populations of patients that have not participated previously in clinical trials. We have a presence in Central and Eastern Europe and Latin America along with India, South Africa and China, providing our customers additional clinical development opportunities across the world.

Kendle also has expertise in accessing special and unique patient populations. For example, we have completed a wealth of studies involving pediatric populations, an important benefit to our customers confronted with increased pediatric regulatory requirements.

The way we're structured to deliver results, offering a blend of global reach and local knowledge, allows us to develop and execute effective solutions to patient recruitment challenges that are different from other large international CROs.

Strong therapeutic focus

Therapeutic expertise is also critical to our delivery of successful Phase III programs. Every year our project teams deliver full-service international and national studies for our customers spanning the breadth of therapeutic classes, with our top five areas for 2004 including oncology, CNS, cardiovascular, inflammatory and respiratory diseases. In keeping with industry trends, we delivered more projects in oncology and CNS than any other therapeutic area over the last two years.

Thriving Phase I business

We're also active in the Phase I marketplace, and our business in this market is thriving. The dedicated Kendle Clinical Pharmacology Unit (CPU), located on the campus of University Hospital Utrecht, The Netherlands, provides "proof of concept" or "proof of principle" studies and conducts research into the safety and effectiveness of both registered and unregistered drugs. Within the context of the EU Clinical Trials Directive (2001/20/EC), The Netherlands has continued to offer an accelerated regulatory review for our customers. As a result of this environment and our strong expertise in early stage development, our CPU in Utrecht is performing well. Repeat business is high, demonstrating that our teamwork, delivery, and regulatory and technical expertise continue to be valued by our customers.

Kendle's early phase expertise is enhanced by our Phase I unit located in Morgantown, West Virginia, near the campus of West Virginia University. We specialize in the conduct of bioequivalence and pharmacokinetics studies for our customers and offer more than 20 years of experience in this area.

Leadership that delivers



Our dedicated project teams are headed by project leaders who manage and coordinate the activities of their multifunctional global team. The teams – comprised of clinical research associates, safety specialists, data managers, biostatisticians and medical writers – report directly to a project leader and have a high level of expertise in conducting clinical trials. An outstanding achievement and testimony to the effectiveness of these teams was winning Clinical Research Team of the Year in the prestigious UK trade publication *Pharmaceutical Times* 2005 Researcher of the Year Awards.

The team structure at Kendle works particularly well in today's global environment. For example, many of our customers have complex studies requiring delivery across numerous countries with consistent, high quality. This increasingly includes a single study protocol run across two or three continents. Such studies require clarity of leadership and an experienced project leader who can pull together diverse medical cultures, recruitment projections and regulatory submission timelines quickly and efficiently. We use our experienced team and project leaders based in local offices to manage these studies successfully. Our extensive experience working across different medical cultures and regulatory environments allows us to deliver these complex multi-continental studies seamlessly and with a single point of contact for our customers.

Focused on the future

Looking forward, we are poised for continued improvement in our Phase I–III market share. We're already recognized as a leader in the delivery of Phase III studies in the fastest-growing therapeutic areas. In addition, we expect the growth of our trial feasibility and patient access programs to continue. Customers value our skilled team of professionals who are well positioned to suggest better or more cost-effective approaches to studies based on their broad experience, a large investigator database and extensive feasibility capability.

The increase in regulatory requirements and demand for drug development services from our customers provides a significant growth opportunity for Kendle. The demand exists not only in regulatory consultancy, but also in small- and large-scale clinical trials. Our customers are reassured by our global capabilities and local knowledge, our accessibility and our demonstrated ability to deliver studies and programs on time.

Delivering complex multi-continental studies

In 2004, Kendle was contracted to conduct a complex pediatric study for a major biopharmaceutical company with operations in North America, Europe and Australia. The study is being conducted across six countries in Europe as well as the United States, and we have completed enrollment six months early as a result of rapid study start-up, particularly in Belgium and Poland.

Our project leader is bridging the U.S. and European cultures to maximize study delivery and exceed customer expectations.

Winning points with flexibility

"Kendle's 'can do' attitude and responsiveness have allowed us to rapidly implement multiple studies in our Phase II program and access the data to enable flexibility and strategic decision-making in our clinical plan. I consider Kendle our partner in our development activities, and they have as much stake in our success as we do. Other CROs seem to give a lot of reasons as to why they 'can't get it done'. Kendle always seems to say 'how can we get it done.' This attitude sets Kendle apart from other CROs."

Maggie Uprichard PharmD, Senior Vice President, Drug Development, Point Therapeutics

Point Therapeutics, a small biotechnology company based in Boston, Massachusetts, was in need of a full-service CRO to help develop its cancer immunotherapy agent. Point turned to Kendle early in Phase I after the high fees and lack of flexibility from the CRO originally selected to perform the work did not meet its needs.

To develop a detailed understanding of Point's unique needs, we assigned a dedicated project team that has collaborated with Point on all 10 of its Phase I and Phase II trials. The success of this team, managed by a project leader with 20 years of oncology experience, led to us being awarded Phase III work for this same agent, which is planned to begin later this year.

Our approach has been to be as flexible as possible, doing whatever it takes to resolve study issues and execute Point's clinical development strategy.



Kendle Regulatory Affairs

The complexities, issues and time associated with obtaining product approvals need to be addressed with expert regulatory advice, intelligence and action. What our biopharmaceutical customers need from us are dedicated professionals who can tailor project plans to meet the regulatory requirements of the different countries where they plan to develop and gain approval for their products. Our expert global team – with more than 400 years of FDA experience – ensures the shortest route through clinical Phase I–IV to market and provides the necessary expertise to ensure continued regulatory compliance.

Safety first

The timely collection, analysis and accurate reporting of drug safety data from clinical studies and marketed products are regulatory requirements and a vital strategic need. It's likely that drug safety will continue to drive strong political activism in the form of legislation and more wide-ranging regulations. Fortunately for our customers, the global reach of Kendle Regulatory Affairs enables our pharmacovigilance and safety group to handle and report serious adverse events in a multi-national setting in compliance with changing FDA, EMEA, ICH and applicable local regulations.

Complying with changing regulations

Kendle is at the forefront of advising the biopharmaceutical community on the increasingly extensive and varied regulations governing drug development. Our customers rely on the local knowledge of our regulatory experts to keep them up to date with the latest requirements, particularly within the European Union. One example is our understanding of the country-specific implementation of the EU Clinical Trials Directive (2001/20/EC), which aims to harmonize the regulatory process across individual EU countries.

Business review

Each year, Kendle conducts hundreds of regulatory projects and completes a number of regulatory submissions for our customers. The professionals in our Rockville, Maryland, and Ely, United Kingdom, offices have an in-depth understanding of the varying regulatory requirements, especially in helping our customers prepare, complete and submit the required documentation for product approval.

Our global safety experience is extensive. For one biotechnology customer, we reviewed 37,000 events and processed 35,000 adverse events in a 15-month period for one drug alone. For another pharmacovigilance project, we reviewed and processed 1.8 million records in one year, including 17,902 serious adverse events, adverse events and suspected events requiring follow-up.

We also have continued the expansion of our auditing and validation business, as we capitalize on the growing manufacturing segment in India to prepare biopharmaceutical companies there for future regulatory agency audits.

Focused on the future

Kendle is strongly positioned to establish a leadership position in the regulatory affairs industry, in particular in the areas of safety and pharmacovigilance. The future is all about electronic safety reporting to regulatory agencies and Kendle is at the forefront with an enhanced safety reporting system to capture additional market share for these services.

In compliance with increasing regulatory authority preference for electronic submissions, we now have the capability to supply dossiers in both hard copy and electronic formats, and are on track to have full electronic Common Technical Document (eCTD) capability by the end of 2005. This will position us for growth in our regulatory consulting and submissions business.

Looking to the future, we'll focus on growing our auditing and validation business, expanding our customer base in new geographies such as Puerto Rico and India. We'll also further develop our regulatory and clinical strategic planning service offering to complement our core competency in clinical development.

Working together for safety

"The relationship with Kendle and your expertise in drug safety matters is vital for us to successfully conduct this state-of-the-art risk management program."

Robert F. Reder MD, Vice President, Medical Affairs and Worldwide Drug Safety, Purdue Pharma LP

As the FDA becomes more diligent in requiring post-marketing surveillance as a routine part of the drug approval process, drug companies are becoming proactive in conducting risk management programs.

Such was the case in 2002 when Purdue Pharma LP created a unique, voluntary, post-marketing risk management program of its opioid analgesics. Purdue approached Kendle with a series of projects to look at drug abuse in the United States for seven different prescription opioid pain medications. In response, we devised a program that identifies, qualifies and reports adverse events to the FDA.

This risk management program enlists the support of hundreds of urban and rural healthcare professionals as well as poison control centers from across the country. Our focus is on obtaining information from these sources for adverse event management and reporting. An external advisory board is evaluating signal detection, verification and measurement of the effectiveness of possible interventions for significant drug abuse involving these product types. This project demonstrates the proactive commitment of Purdue to public safety as well as our expertise in working closely with our customers to study safety issues in the post-market environment, a growing need in today's industry.

Regulatory Affairs in India

"Kendle's Regulatory Consulting and Submissions group in Rockville, Maryland, has an excellent approach to timely submission of Abbreviated New Drug Applications (ANDAs). Their access to regulators in the United States is good and has helped in deciding strategies for filing. Further, they have remarkable commitment to our projects."

Abhay Muthal PhD, Deputy General Manager,
Regulatory Affairs, Sun Pharmaceutical Industries Ltd.

Kendle's Regulatory Consulting and Submissions Group in Rockville, Maryland, has active clients in India and serves as the U.S. Agent for a number of these firms for their Drug Master Files, Abbreviated New Drug Applications and Veterinary Master Files.

For our biopharmaceutical customers in 2004, Kendle performed audits of production facilities and clinical trials in India involving multiple site visits. We performed mock FDA pre-approval audits for several firms as part of their efforts to have successful FDA inspections and subsequent drug product approvals.

Kendle first audited one biopharmaceutical company in late 2003, with a follow-up visit in May 2004. In response to our observations, this customer revised a number of its standard operating procedures and made a number of facility improvements. In June, they successfully underwent an FDA inspection with no negative findings.

We audited another biopharmaceutical company in March 2004, which subsequently addressed our audit observations. In April, the FDA successfully inspected this customer, with only two minor findings.

Both of these customers were prepared with items addressed in response to our pre-inspection audits and attribute their successful FDA inspections in large part to Kendle's advice and guidance.



Kendle Biometrics

Biometrics – clinical data management, scientific programming and biostatistics – has long been a core competency for Kendle, and our global proprietary quantitative research shows that it represents a significant opportunity for outsourcing going forward. For biopharmaceutical companies the high cost of new and innovative technologies, the variable resourcing needed to manage an uncertain work volume, and the experience and flexibility needed to handle an ever-changing set of source data has led many of them to utilize Kendle for their biometrics needs.

Many of our customers are recognizing that efficiencies can be gained by standardizing processes and systems, and we're seeing increased interest from them in establishing partnerships and preferred provider relationships. Biometrics is a growing market, and Kendle has the experience and creativity to take advantage of it.

The Kendle advantage

We utilize a global network to deliver the highest quality data and maximize operating efficiencies. Our global data centers are in close proximity to high-enrolling sites and include offices in the United States, Europe, Australia and Mexico. Our Kendle Mexico operation is a top-quality, lower-cost alternative for our customers. Relative to other such alternatives, Mexico offers a unique time zone advantage for our large base of North American customers.

Our global targeted data cleaning strategy incorporates a customized and proactive approach to collecting, cleaning and analyzing data for each project. Regardless of how we receive the data, this approach selects the right people, processes and technology to provide the optimal outcome: high-quality data in the format our customers need at the lowest possible cost, delivered in the least amount of time.

The experience and knowledge of our biometrics professionals globally means that when our customers work with Kendle they'll be able to rely on a truly first-class team. In whatever capacity we serve our customers, we're always committed to their success.

Continued success

We continue to grow our partnership and preferred provider relationships, and have forged several new ones whereby Kendle Biometrics is one of a few or the sole provider of biometrics services. We take pride in delivering truly customized data management systems for our customers to accommodate their specific needs.

Our biometrics team successfully handles high volumes of data for multiple projects that follow customized processes, with excellent customer feedback. One global biopharmaceutical customer was so pleased with our productivity on a high-volume CDM project that it awarded us a functional service provider contract.

Across the globe, we've also seen growth in our direct connection business and standardization in our delivery of study data in CDISC format. Our truly global SOPs and systems support multinational studies and have resulted in Kendle being recognized as a leader in high-quality, customized and flexible biometrics services.

Focused on the future

In today's market environment, biopharmaceutical companies need to accelerate the clinical development process to get their drugs to market faster than the competition without increasing costs. To do this it's vital to identify critical variables early on and clean clinical data so that they're absolutely correct, validated and documented.

We're always looking to improve the service we provide to our customers, which is why we're participating proactively as a member of CDISC in the industry initiative that will define how data are submitted to regulatory authorities. In addition, we continue to customize our innovative technologies and standards specifically to each trial and will begin to implement more eTrials. By using our internal Oracle® Clinical* RDC capabilities, strategic electronic data capture (EDC) relationships and internally developed software, we'll build on our experience to deliver continued growth in our biometrics business.



* Oracle® Clinical is a registered trademark of Oracle Corporation and/or its affiliates.

Customizing solutions

"Kendle Biometrics stands by its commitment to deliver a quality product on time. Kendle completed nine months of backlog review in only four months, enabling us to stay on schedule and meet our interim analysis deadline. Their extensive knowledge and fundamental approach to the business is why we have trusted them with our clinical data management needs for the past nine years."

Top 20 Biopharmaceutical Company

A top 20 biopharmaceutical customer was in the midst of a Phase III critical path trial in preparation for a new drug application submission. The company had collected a mountain of data that needed to be cleaned to complete its analysis.

A sudden shifting of internal priorities meant this customer no longer had the internal resources to complete this portion of the project and keep it moving forward and on target. Kendle produced a customized solution to clean nine months' worth of data in four months and has assumed responsibility for entry and cleaning of all new data going forward.

As part of this relationship, we became the first CRO to interface directly into the customer's computer system, which will maximize efficiencies as we move forward on two additional studies for this customer.

Current status

- Nine-month backlog of review is gone (69,000 pages)
- SAE reconciliation current
- Missing pages identified
- All queries out
- Entry current
- Database updated with query responses
- Direct connect established
- Kendle associates trained on customer systems
- Dedicated and high-level management oversight from Kendle





Kendle Late Phase

The late phase market is expected to outpace the growth of the Phase II/III market over the next few years – at a 15.9 percent CAGR through 2008.

There are a number of key factors contributing to this growth. In today's global markets there are fewer New Molecular Entities (NMEs) in the pipeline and even fewer blockbuster drugs making it to market, so late phase development and commercialization is a crucial stage in every product's life cycle. Every new drug entering the market is expected to earn its place by proving it's better than any generic treatment, alternative medicine or over-the-counter product. Not only are late phase studies required for superior product differentiation, in many cases they also are required by regulatory authorities. In fact, in 2004, the FDA reported that 76 percent of NMEs had at least one post-marketing commitment, including Phase IV studies.

Most recently, heightened concerns over the safety of approved and widely prescribed Cox 2 drugs have raised calls for more thorough testing and increased long-term safety surveillance. The recent establishment of the Drug Safety Oversight Board within the FDA, the increasing and more rigorous requirements for post-marketing commitments and the continued focus on drug safety within the highest levels of our governments are holding our biopharmaceutical customers to a higher standard than ever before. As a result, there are tremendous opportunities for CROs such as Kendle with global pharmacovigilance and late phase study expertise.

The Kendle advantage

Customers are attracted by our late phase pharmaceutical industry experience, offering proactive, creative, and collaborative late phase study design and execution that appropriately combines scientific and commercialization objectives – all the while maintaining regulatory compliance. Our experience in the design of innovative operational strategies for large, global Phase IIIB/IV studies is extensive and ranges from post-marketing safety surveillance to labeling expansion to post-approval regulatory commitments, to name just a few.

Kendle offers value-added pre- and post-launch services to leverage the results from these Phase IIIB/IV studies and extend product life cycles for our customers. Health economics and outcomes research is crucial for the success of new products in today's environment for formulary acceptance, reimbursement, pricing and marketing. Our expertise in clinical studies and regulatory affairs covers the full spectrum of health economics and outcomes research services at an international and national level. Our scientific events, education and publications group offers scientific meeting, publication, accredited training program, and thought-leader advocacy services to maximize scientific exchange and education in support of building market-leading brands for our customers.

Focused on the future

We'll continue to build our Phase IIIB/IV, health economics and outcomes research, and scientific events, education and publications business globally, expanding our capabilities to meet the needs of our customers. We'll also focus on growing our share of large, simplified registry trials, where the unique approach of the Kendle Late Phase team will be of great value. Our ability to offer creative design and implementation of programs that simultaneously meet scientific and commercialization objectives is valued highly by our customers.

Our scientific events, education and publications group will continue to develop innovative formats for investigator meetings and Web-based management for meeting planning, execution and follow up. Our knowledge of all aspects of life cycle management, together with our significant pharmaceutical industry experience, means we can collaborate with our customers to create strategic plans for successful launch and sustained growth of products over the coming years.



Keeping ahead of schedule

Kendle completed a Phase IV trial in 2004 for a major pharmaceutical company and marketer of a leading non-prescription pain reliever under a preferred provider relationship with this organization's parent company. The trial studied the effectiveness of a low dosage of a musculoskeletal pain medication as compared to the effectiveness of this same medication in combination with ibuprofen to treat acute back or neck pain with muscle spasms.

The aggressive enrollment of 1,000 patients spanning 154 sites across the United States in just five-and-a-half months was made even more challenging due to the acute condition being studied. Kendle met this challenge head on by working proactively with the sites to keep patient recruitment top of mind. As a result, we met the enrollment deadline more than two weeks ahead of schedule. This in turn led to the database lock being completed ahead of schedule, and as a result, we were able to meet a special request from the customer for top-line statistical data, going above and beyond the contract requirements.

Among the challenges facing Kendle were the community-based physicians participating in the trial, the majority of whom had not participated previously in clinical research. Weekly one-on-one contact from our project specialists, who were experienced with the study technology and protocol, was a key factor in early achievement of the patient recruitment goal. Moreover, the investigator training we provided was of paramount importance in ensuring patient safety and integrity of the clinical data collected.

Our successful delivery of this project ahead of schedule resulted in a referral to a new customer, for which we will begin work on a Phase IV project in 2005.

Real people. Real results.®

Kendle

Corporate Headquarters
1200 Carew Tower, 441 Vine Street, Cincinnati OH 45202
Tel: 513 381 5550
Fax: 513 381 5870

REGIONAL CONTACT CENTERS
UK/Europe: Crowthorne, Berkshire, UK. Tel: +44 1344 750 225
Asia/Pacific: Melbourne, Australia. Tel: +61 3 9567 7600
Latin America: Mexico City, Mexico. Tel: +52 55 2628 2649
South Africa: Johannesburg, South Africa. Tel: +27 11 881 5718

Email: info@kendle.com
www.kendle.com